UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2010
Plains All American Pipeline, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14569	76-0582150
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)
333 Clay Street, Suite 1600, Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code 713-646-4100
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     Effective October 25, 2010, Plains Marketing, L.P. (“PMLP”), a wholly-owned subsidiary of Plains All American Pipeline, L.P. (“PAA”), entered into a Second Amendment (the “Second Amendment”) to Second Restated Credit Agreement among PMLP, Bank of America, N.A., as Administrative Agent, BNP Paribas, as Syndication Agent, SOCIETE GENERALE, as Documentation Agent, Banc of America Securities LLC, BNP Paribas and SG Americas Securities, LLC, as joint lead arrangers and joint bookrunners, and the lenders party thereto (as amended, the “Restated Facility”). The Second Amendment extends the term of the Restated Facility by approximately one year until October 24, 2011.
     The Restated Facility is a $500 million secured committed working capital facility, which includes a letter of credit sub-facility of up to 20% of the total committed facility. The committed amount may be increased at the option of PMLP to $1.2 billion, subject to obtaining additional commitments from lenders. Borrowings under the Restated Facility will be primarily used to finance the purchase of hedged crude oil inventory for storage activities when market conditions warrant as well as for foreign import activities. Obligations under the Restated Facility are secured by the financed inventory and the associated accounts receivable, and will be repaid from the proceeds of the sale of the financed inventory. In addition, PMLP’s obligations under the Restated Facility are guaranteed by PAA pursuant to a Restated Guaranty Agreement entered into on November 6, 2008 by PAA in favor of the Administrative Agent.
     The above description of the Second Amendment is qualified in its entirety by the terms of the Second Amendment, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure set forth above in Item 1.01 is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.
10.1	Second Amendment to Second Restated Credit Agreement dated as of October 25, 2010, by and among Plains Marketing, L.P., Bank of America, N.A., as Administrative Agent, BNP Paribas, as Syndication Agent, SOCIETE GENERALE, as Documentation Agent, Banc of America Securities LLC, BNP Paribas and SG Americas Securities, LLC, as joint lead arrangers and joint bookrunners, and the Lenders party thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

	By:	PAA GP LLC, its general partner

Date: October 28, 2010	By:	Plains AAP, L.P., its sole member

	By:	Plains All American GP LLC, its general partner

	By:	/s/ Al Swanson
Name: Al Swanson
Title: Senior Vice President and CFO

INDEX TO EXHIBITS

Exhibit
No.	Description

10.1	Second Amendment to Second Restated Credit Agreement dated as of October 25, 2010, by and among Plains Marketing, L.P., Bank of America, N.A., as Administrative Agent, BNP Paribas, as Syndication Agent, SOCIETE GENERALE, as Documentation Agent, Banc of America Securities LLC, BNP Paribas and SG Americas Securities, LLC, as joint lead arrangers and joint bookrunners, and the Lenders party thereto.